Exhibit 5.2



                [Letterhead of Morris, Nichols, Arsht & Tunnell]







                                                   April 19, 2002






Delphi Finance Trust I
c/o Delphi Financial Group, Inc.
1105 North Market Street
Suite 1230
P.O. Box 8985
Wilmington, DE  19899

         Re:      Delphi Finance Trust I

Ladies and Gentlemen:

     We have acted as special Delaware counsel to Delphi Finance Trust I, a Delaware statutory business trust ("Trust"), and Delphi Financial Group, Inc., a Delaware corporation ("Delphi Financial Group"), in connection with certain matters of Delaware law relating to the formation of the Trust and the proposed issuance of the Preferred Securities thereof to beneficial owners pursuant to and as described in the Registration Statement (and the prospectus forming a part thereof) on Form S-3 to be filed with the Securities and Exchange Commission by Delphi Financial Group and the Trust on or about the date hereof (the "Registration Statement"). Capitalized terms used herein and not otherwise herein defined are used as defined in the form of Amended and Restated Declaration of Trust attached as an exhibit to the Registration Statement (the "Form Governing Instrument").

     In rendering this opinion, we have examined copies of the following documents in the forms provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on April 19, 2002 (the "Trust Certificate"); the Declaration of Trust of the Trust dated as of April 19, 2002 (the "Original Governing Instrument"); the Form Governing Instrument; and the Registration Statement. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due



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Delphi Finance Trust I
April 19, 2002
Page 2

authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents (including, without limitation, the due authorization, execution and delivery of an amended and restated declaration of trust in the form of the Form Governing Instrument (completed, as necessary, to be in final form) (the "Governing Instrument")), in each case prior to the first issuance of Preferred Securities; (iii) that the Preferred Securities will be offered and sold pursuant to the prospectus forming a part of the Registration Statement and a prospectus supplement thereto (collectively, the "Prospectus") that will be consistent with, and accurately describe, the terms of the Governing Instrument and all other relevant documents; (iv) that no event has occurred subsequent to the filing of the Trust Certificate, or will occur prior to the issuance of all Preferred Securities, that would cause a dissolution or liquidation of the Trust under the Original Governing Instrument or the Governing Instrument, as applicable; (v) that the activities of the Trust have been and will be conducted in accordance with the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 Del. C. ss.ss. 3801 et seq. (the "Delaware Act"); (vi) that prior to the first issuance of Preferred Securities, payment of the required consideration therefor will have been made in accordance with the terms and conditions of the Governing Instrument and as described in the Prospectus, and that the Preferred Securities are otherwise issued and sold in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument and as described in the Prospectus; and (vii) that the documents examined by us, or contemplated hereby, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been, and, prior to the issuance of all Preferred Securities will not be, amended, supplemented or otherwise modified, except as herein referenced. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. We express no opinion as to, and assume no responsibility for, the Registration Statement or any other offering materials relating to the Preferred Securities. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

     Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that the Preferred Securities, upon issuance, will constitute validly issued, and subject to the terms of the Governing Instrument, fully paid and nonassessable beneficial interests in the assets of the Trust.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and reference to our opinion under the heading "LEGAL OPINIONS" in the prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-



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Delphi Finance Trust I
April 19, 2002
Page 3

referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.

                                    Very truly yours,

                                    /s/ MORRIS, NICHOLS, ARSHT & TUNNELL

                  [Morris, Nichols, Arsht & Tunnell Letterhead]




                                 April 19, 2002



Board of Directors
Delphi Financial Group, Inc.
1105 N. Market Street
Suite 1230
Wilmington, DE  19899

Gentlemen:

     You have requested our opinion with respect to certain matters of Delaware law in connection with the issuance of an indeterminate number of shares (the "Common Shares") of Class A Common Stock (the "Common Stock"), par value $.01 per share, of Delphi Financial Group, Inc., a Delaware corporation (the "Company"), and an indeterminate number of shares (the "Preferred Shares") of one or more series of Preferred Stock (the "Preferred Stock"), par value $.01 per share, of the Company, each pursuant to an agreement or security to be approved by the Board of Directors of the Company (the "Board"). Capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Registration Statement on


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Board of Directors
Delphi Financial Group, Inc.
Page 2
April 19, 2002


Form S-3, filed by the Company with the Securities and Exchange Commission on or about the date hereof, including the Prospectus constituting a part thereof (the "Registration Statement").

     In connection with your request, you have provided to us and we have reviewed: (1) the Registration Statement; (2) the Restated Certificate of Incorporation of the Company, as amended to date (the "Certificate of Incorporation"); and (3) the bylaws of the Company (the "Bylaws"). For purposes of this opinion, we have assumed: (1) with respect to the issuance of the Preferred Shares, the due adoption by the Board of resolutions providing for the issuance of Preferred Shares in series and setting forth the designations, rights, preferences and powers of the shares of each such series and any qualifications, limitations or restrictions thereof, consistent with the description thereof set forth in the Registration Statement and the Certificate of Incorporation (the "Board Resolutions"); (2) with respect to the issuance of Preferred Shares, the filing with the Delaware Secretary of State, prior to the issuance of the Preferred Shares, of a Certificate of Designation in due and proper form setting forth the Board Resolutions (the "Certificate of Designation"); (3) with respect to the issuance of Common Shares or Preferred Shares pursuant to an underwriting agreement or other agreement (an "Underwriting Agreement"), the due and valid authorization by the Board of the Underwriting Agreement providing for the issuance and sale of the Common Shares or the Preferred Shares on terms consistent with Delaware law, including the Constitution of the State of Delaware, the Certificate of Incorporation and Bylaws; (4) with respect to the issuance of Common Shares or Preferred Shares pursuant to an Underwriting Agreement, the due execution and delivery of the Underwriting Agreement by the parties thereto in the form approved by the Board;
(5) with respect to the issuance of Common Shares upon the exercise of warrants of the Company ("Warrants"), the due authorization, execution, delivery and issuance of the Warrants on terms consistent with the requirements of Delaware law and compliance with the terms, conditions and


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Board of Directors
Delphi Financial Group, Inc.
Page 3
April 19, 2002


requirements of the Warrants in connection with the exercise thereof; (6) with respect to the issuance of Common Shares upon the exercise of conversion rights under the terms of any Preferred Shares or any debt securities of the Company ("Debt Securities"), the due authorization and issuance of the Preferred Shares or the due authorization, execution and delivery of the Debt Securities, in each case on terms consistent with the requirements of Delaware law and the compliance with the terms, conditions and requirements of the Preferred Shares or Debt Securities in connection with the exercise of such conversion rights;
(7) with respect to the issuance of Preferred Shares upon the exercise of conversion rights under any Debt Securities, the due authorization, execution, delivery and issuance of such Debt Securities on terms consistent with the requirements of Delaware law and the compliance with the terms, conditions and requirements of the Debt Securities in connection with the exercise of such conversion rights; (8) that at the time of issuance or sale of the Common Shares or the Preferred Shares, the Company will have available for issuance a number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be, equal to the number of Common Shares or the Preferred Shares, as the case may be, to be issued, that have not been previously issued, subscribed for or otherwise committed to be issued; (9) that at the time of issuance and sale of the Common Shares or Preferred Shares, the Company will be validly existing and in good standing under Delaware law; and (10) the issuance and delivery by the Company of a duly executed and countersigned certificate representing the Common Shares or the Preferred Shares, as the case may be, in proper form, representing the Common Stock or the Preferred Stock, as the case may be, which will contain the information required by Section 151(f) of the Delaware General Corporation Law.

     Based upon and subject to the foregoing and limited in all respects to matters of Delaware law, it is our opinion that:


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Board of Directors
Delphi Financial Group, Inc.
Page 4
April 19, 2002


     (1) With respect to the issuance of Common Shares pursuant to an Underwriting Agreement, upon payment therefor as provided for in the Underwriting Agreement, and delivery thereof by delivery of certificates in due and proper form, the Common Shares so issued will be duly and validly authorized and issued and will be fully paid and nonassessable.

     (2) With respect to the issuance of Preferred Shares pursuant to an Underwriting Agreement, upon payment therefor as provided for in the Underwriting Agreement, and delivery thereof by delivery of certificates in due and proper form, the Preferred Shares so issued will be duly and validly authorized and issued and will be fully paid and nonassessable.

     (3) With respect to the issuance of Common Shares upon the exercise of Warrants or the exercise of conversion rights under any Preferred Shares or Debt Securities, when the issuance of such shares has been duly authorized in accordance with Delaware law, such shares will be duly and validly authorized and issued and will be fully paid and nonassessable.

     (4) With respect to the issuance of Preferred Shares upon the exercise of conversion rights under any Debt Securities, when the issuance of such shares has been duly authorized in accordance with Delaware law, such shares will be duly and validly authorized and issued and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and reference to our opinion under the heading "LEGAL OPINIONS" in the prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist as of the date


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Board of Directors
Delphi Financial Group, Inc.
Page 5
April 19, 2002


hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.


                                         Very truly yours,

                                         /s/ Morris, Nichols, Arsht & Tunnell